Exhibit 95

Mine Safety Disclosure
Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires domestic mine operators to disclose violations and orders issued under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) by the federal Mine Safety and Health Administration (“MSHA”). Under the Mine Act, an independent contractor, such as Jacobs, that performs services or construction of a mine is included within the definition of a mining operator. We do not act as the owner of any mines. Due to timing and other factors, the data may not agree with the mine data retrieval system maintained by MSHA.
The following table provides information for the year ended September 27, 2013.

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Mine ID: 02-00024 Contractor ID: 1PL	18					$122,467		No	No	31	30	1
Mine ID: 02-00144 Contractor ID: 1PL						—		No	No	1	1
Mine ID: 02-03131 Contractor ID: 1PL						$224		No	No	6	6
Mine ID: 02-00137 Contractor ID: 1PL						—		No	No
Mine ID: 02-00150 Contractor ID: 1PL						—		No	No
Mine ID: 26-01962 Contractor ID: 1PL	2					$6,526		No	No
Mine ID: 29-00159 Contractor ID: 1PL						$100		No	No
Mine ID: 29-00762 Contractor ID: 1PL						—		No	No
Mine ID: 04-00743 Contractor ID: Y713						$100		No	No		1
Totals	20					$129,417		No	No	38	38	1

Notes:

1.	MSHA removed 2 "S&S" designations and Jacobs is currently contesting 16 citations with an "S&S" designation.

2.	MSHA reduced the total assessments proposed by $11,118 and Jacobs is currently contesting $88,250 of the remaining assessed amounts.